Exhibit - 24.1 Consent of Schwartz Levitsky Feldman, Chartered Accountants, the Registrant's Independent Auditors


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 12, 1999, except for note 1 as to which the date is October 26, 1999, in the Registration Statement on Form SB-2 and related prospectus of Technical Ventures Inc. for the registration of ^ 8,625,512 shares of common stock.

^/s/Schwartz Levitsky Feldman LLP
Schwartz Levitsky Feldman LLP
Chartered Accountants
Toronto, Ontario, Canada

^ April 24, 2000